UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 2, 2003
(Date of earliest event reported)

THOMAS & BETTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-4682 (Commission File Number)

22-1326940
(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)

Registrant’s Telephone Number, Including Area Code:
(901) 252-5000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-10 Retirement Agreement of T. Kevin Dunnigan
EX-20 Press Release

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On December 2, 2003, Thomas & Betts Corporation (the “Registrant” and the “Corporation”) announced, by a press release attached as Exhibit 20 to this report, and incorporated herein by reference, the retirement of T. Kevin Dunnigan as Chief Executive Officer effective January 16, 2004. The Board of Directors elected Dominic J. Pileggi as the new Chief Executive Officer and as a director. Mr. Dunnigan will continue as the non-employee Chairman of the Board of Directors.

     In connection with Mr. Dunnigan’s decision to retire as an employee of Thomas & Betts Corporation and in recognition of his many years of service and valued leadership in restoring financial stability and operational excellence to the Corporation over the past three years, the Corporation has entered into an agreement with Mr. Dunnigan effective January 16, 2004.

     Under the terms of the agreement, Mr. Dunnigan will receive fully vested stock options with an intrinsic value, based on Black-Scholes modeling, of approximately $1 million, a stock award valued at approximately $900,000 and an incentive bonus for fiscal year 2003 of $765,000. Mr. Dunnigan’s equity awards are approximately equal to the targeted annual value of such awards for a Thomas & Betts executive at his level. Mr. Dunnigan will also receive retirement benefits under the Corporation's Executive Retirement Plan totaling $4.6 million. All restricted stock held by Mr. Dunnigan will vest immediately at the date of his retirement.

     The agreement calls for Mr. Dunnigan to serve as a non-employee chairman of the board for a term ending December 31, 2004 and to devote his knowledge, skill, attention and energies to the performance of the duties associated with this role and to perform other projects assigned by the board or requested by the chief executive officer. Mr. Dunnigan also agrees to refrain from engaging in any business, service or employment without the prior consent of the board. In return for these services, Mr. Dunnigan will receive cash compensation of $400,000 and will be reimbursed for travel and other expenses incurred as a result of fulfilling these duties. Mr. Dunnigan will continue to have the use of an office and administration support at the Corporation’s headquarters and have access to the Corporation's aircraft in accordance with the terms and conditions currently in effect. Mr. Dunnigan will not receive any other fees, stock awards, retirement benefits or other compensation for serving as a member of the board or any committee of the board during the term of the agreement, although the board may determine, from time to time within its sole discretion, but without any obligation to do so, that Mr. Dunnigan should receive additional compensation for services he may provide to the Corporation beyond those outlined in the agreement.

     The Corporation expects to record a charge against earnings of approximately $4 million in the fourth quarter 2003 as a result of the agreement outlined above.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     10 Retirement Agreement of T. Kevin Dunnigan dated December 2, 2003.

     20 Press Release of the Registrant dated December 2, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)

By:	/s/ John P. Murphy

John P. Murphy Senior Vice President and Chief Financial Officer

Date: December 4, 2003

EXHIBIT INDEX

Exhibit	Description of Exhibits

10	Retirement Agreement of T. Kevin Dunnigan dated December 2, 2003.

20	Press Release of the Registrant dated December 2, 2003.